Exhibit 99.1

Terns Pharmaceuticals Reports Fourth Quarter and Full Year 2022 Financial Results and Corporate Updates

- Announces key appointments in oncology R&D and business development functions

- Cash and cash equivalents of $283 million expected to provide runway into 2026

FOSTER CITY, Calif., March 27, 2023 (GLOBE NEWSWIRE) – Terns Pharmaceuticals, Inc. (“Terns” or the “Company”) (Nasdaq: TERN), a clinical-stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology, non-alcoholic steatohepatitis (NASH) and obesity today reported financial results for the fourth quarter and full year ended December 31, 2022 and corporate updates.

“As announced in our release earlier this month, 2023 promises to be another transformative year for Terns as we make meaningful strides to advance our pipeline of medicines to address serious unmet needs. In addition to data from our Phase 2a DUET trial in NASH, expected in the third quarter of 2023, we also anticipate key clinical readouts in 2024 from our clinical trials in chronic myeloid leukemia and obesity. We are fortunate to have a strong balance sheet to support development activities and the growth of our company into 2026,” said Mark Vignola, chief financial officer of Terns.

“We look forward to having Emil join us as chief medical officer of Terns oncology, as his deep relationships and clinical development experience in hematologic and solid malignancies will be vital as we advance TERN-701 for CML and expand our oncology development team,” said Sen Sundaram, chief executive officer at Terns. “Jay brings over a decade of experience across finance and biotech industries, and we are excited to have him lead our strategic business development efforts across both metabolic disease and oncology. Together, these new appointments further strengthen our senior leadership team, and we are well positioned to advance our pipeline towards three significant readouts in the next 18 months or so.”

Key Leadership Appointments

•
Emil Kuriakose, MD will join Terns in May 2023 as chief medical officer of Terns oncology, bringing over a decade of clinical development expertise including early through late-stage development in several oncology indications. Prior to Terns, Dr. Kuriakose served as chief medical officer at Calithera Biosciences overseeing clinical development strategy and execution
•
Jason Lettiere joined Terns in November 2022 as vice president of business development, bringing more than 13 years of experience in the finance and biotechnology industries

Fourth Quarter and Full Year Financial Results

•
Cash Position: As of December 31, 2022, cash, cash equivalents and marketable securities were $283.1 million as compared with $166.0 million as of December 31, 2021. Based on its current operating plan, Terns expects these funds will be sufficient to support its planned operating expenses into 2026.
•
Research and Development (R&D) Expenses: R&D expenses were $10.7 million and $39.6 million for the quarter and year ended December 31, 2022, respectively, as compared with $9.5 million and $31.3 million for the quarter and year ended December 31, 2021, respectively.
•
General and Administrative (G&A) Expenses: G&A expenses were $6.2 million and $22.4 million for the quarter and year ended December 31, 2022, respectively, as compared with $5.4 million and $19.5 million for the quarter and year ended December 31, 2021, respectively.
•
Net Loss: Net loss was $15.8 million and $60.3 million for the quarter and year ended December 31, 2022, respectively, as compared with $14.2 million and $50.2 million for the quarter and year ended December 31, 2021, respectively.
•
Common Stock and Pre-Funded Warrants: As of December 31, 2022, there were 53.7 million shares of common stock and 14.6 million pre-funded warrants issued and outstanding.

Terns Pharmaceuticals, Inc.

Consolidated Statements of Operations

(Unaudited; in thousands except share and per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue:
License revenue	$—	$1,000	$—	$1,000
Operating expenses:
Research and development	10,658	9,462	39,617	31,311
General and administrative	6,170	5,416	22,412	19,549
Total operating expenses	16,828	14,878	62,029	50,860
Loss from operations	(16,828)	(13,878)	(62,029)	(49,860)
Interest income	1,328	55	2,110	170
Other (expense) income, net	(4)	10	(68)	40
Loss before income taxes	(15,504)	(13,813)	(59,987)	(49,650)
Income tax expense	(318)	(435)	(358)	(508)
Net loss	$(15,822)	$(14,248)	$(60,345)	$(50,158)

Net loss per share, basic and diluted	$(0.29)	$(0.56)	$(1.67)	$(2.21)
Weighted average common stock outstanding, basic and diluted	54,696,352	25,267,527	36,033,045	22,705,948

Terns Pharmaceuticals, Inc.

Selected Balance Sheet Data

(Unaudited; in thousands)

	December 31,
	2022	2021
Cash, cash equivalents and marketable securities	$283,114	$165,982
Total assets	287,026	168,070
Total liabilities	10,083	7,767
Total stockholders’ equity	276,943	160,303

About Terns Pharmaceuticals
Terns Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology, NASH and obesity. Terns’ pipeline includes two clinical stage development programs including an allosteric BCR-ABL inhibitor and a THR-β agonist (+/- an FXR agonist), and preclinical small-molecule GLP-1 receptor agonist and GIPR modulator programs. For more information, please visit: www.ternspharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Terns Pharmaceuticals, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including those related to the Company’s expectations of timing and potential results of the Company’s clinical trials and other development activities; the potential indications to be targeted by the Company with its small-molecule product candidates; the therapeutic potential of the Company’s small-molecule product candidates; the potential for the mechanisms of action of the Company’s product candidates to be therapeutic targets for their targeted indications; the potential utility and progress of the Company’s product candidates in their targeted indications, including the clinical utility of the data from and the endpoints used in the Company’s clinical trials; the Company’s clinical development plans and activities, including the results of any interactions with regulatory authorities on its programs; the Company’s expectations regarding the profile of its product candidates, including efficacy, tolerability, safety, metabolic stability and pharmacokinetic profile and potential differentiation as compared to other products or product candidates; the Company’s plans for and ability to continue to execute on its current development strategy, including potential combinations involving multiple product candidates; the impact of new legislation and regulatory developments on the Company’s plans for its product candidates, such as the effect of the Inflation Reduction Act of 2022; and the Company’s expectations with regard to its cash runway and sufficiency of its cash resources. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s strategy, future financial condition, future operations, future trial results, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results and the implementation of the Company’s plans to vary materially, including the risks associated with the initiation, cost, timing, progress, results and utility of the Company’s current and future research and development activities and preclinical studies and clinical trials. These risks are not exhaustive. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2022. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Contacts for Terns

Investors

Justin Ng

investors@ternspharma.com

Media

Jenna Urban

Berry & Company Public Relations

media@ternspharma.com